UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 7, 2009
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On December 7, 2009, Medicis Pharmaceutical Corporation (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Paddock Laboratories, Inc. (“Paddock”). In connection with the Settlement Agreement, the Company and Paddock agreed to settle all legal disputes between them relating to the Company’s LOPROX® Shampoo and the Company agreed to withdraw its complaint against Paddock pending in the U.S. District Court for the District of Arizona. In addition, Paddock confirmed that Paddock’s activities relating to its generic version of LOPROX® Shampoo are covered by the Company’s current and pending patent applications. Further, subject to the terms and conditions contained in the Settlement Agreement, the Company granted Paddock a non-exclusive, royalty-bearing license to make and sell limited quantities of its generic version of LOPROX® Shampoo.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2009	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, General Counsel and Corporate Secretary